Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

FIRST QUARTER 2014 RESULTS

Core FFO per Share of $0.28

$108 million of New Development Starts

Total Development Pipeline at $607 million and 86 Percent Leased

(INDIANAPOLIS, April 30, 2014) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the first quarter of 2014.

Quarterly Highlights

•	Core Funds from Operations (“Core FFO”) per diluted share was $0.28 for the quarter. Funds from Operations (“FFO”) per diluted share as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was also $0.28 for the quarter.

•	Operating results:

•	Total portfolio occupancy of 93.6 percent and in-service portfolio occupancy of 94.0 percent;

•	Total leasing activity of 6.1 million square feet;

•	Same-property net operating income growth of 2.2 percent as compared to the quarter ended March 31, 2013 and 3.0 percent as compared to the twelve months ended March 31, 2013;

•	Adjusted Funds from Operations (“AFFO”) of $0.25 per diluted share, which represents a dividend pay-out ratio of 68 percent.

Duke Realty Reports First Quarter 2014 Results

April 30, 2014

•	Asset and capital activities:

•	Began $108 million of new developments;

•	Completed $79 million of non-strategic asset dispositions;

•	Completed one $18 million modern bulk industrial acquisition;

•	Repaid one secured loan, totaling $18 million that bore interest at a weighted average effective rate of 3.5 percent.

Denny Oklak, Chairman and CEO said, “We saw continued strong operational results in the first quarter and maintained a high level of occupancy. Additionally, we executed 2.0 million square feet of renewal leases during the quarter with an impressive 7.9 percent growth in net effective rent. Same property net operating income growth for the quarter was negatively affected by snow removal and utility costs from the harsh winter but we still expect annual same property net operating income growth to be within our guidance range of 2.0 percent to 4.0 percent.”

Financial Performance

•	The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31
	2014	2013
FFO per share – diluted, as defined by NAREIT	$0.28	$0.24
Adjustments:
Adjustments for redemption/repurchase of preferred shares	—	0.02
Gain on land sales	—	—
Acquisition-related activity	—	—

Core FFO per share – diluted	$0.28	$0.26

•	Core FFO for the first quarter of 2014 increased by $10 million, or $0.02 per share, from the first quarter of 2013 because of improved rental operations, lower interest expense as the result of refinancing unsecured debt at lower rates during 2013 and lower preferred dividends resulting from the redemption of the 8.375 percent Series O preferred shares in February 2013. A reconciliation of net income to FFO as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.

•	Net income was $0.06 per diluted share for the first quarter of 2014 compared to $0.09 per diluted share for the same quarter in 2013. The lower net income per share was the result of the company recognizing nearly $49 million during the first quarter of 2013 for its share of joint ventures’ gains on sales of depreciable property, which was not included in FFO.

Duke Realty Reports First Quarter 2014 Results

April 30, 2014

Portfolio Operating Performance

Strong overall operating performance across all product types:

•	In-service occupancy in the bulk distribution portfolio at March 31, 2014 of 95.0 percent compared to 95.3 percent at December 31, 2013.

•	In-service occupancy in the suburban office portfolio of 88.1 percent at March 31, 2014 compared to 87.8 percent at December 31, 2013.

•	In-service occupancy in the medical office portfolio of 93.7 percent at both March 31, 2014 and December 31, 2013.

•	Tenant retention of 65 percent for the quarter, with overall renewal rental rate growth of 7.9 percent.

•	Same-property net operating income growth of 3.0 percent for the twelve months ended March 31, 2014 and 2.2 percent for the three months ended March 31, 2014 as compared to the comparable periods ended March 31, 2013.

Real Estate Investment Activity

Acquisitions

The company acquired one 100 percent leased 407,000 square foot high-quality modern bulk industrial facility located in Atlanta for $18 million during the first quarter of 2014.

Development

Oklak stated, “New development activity continued to be strong as we began $108 million of bulk distribution projects during the first quarter, which will be primarily constructed on land that we already owned. Our $607 million development pipeline is 86 percent leased with an average expected initial stabilized yield of 7.6 percent. The pipeline of potential projects to start during the remainder of 2014 is also high.”

Duke Realty Reports First Quarter 2014 Results

April 30, 2014

The first quarter included the following development activity:

Wholly-Owned Properties

•	During the quarter, five new developments were started. The company started a 346,000 square foot industrial development on our land in Baltimore, Maryland; a 744,000 square foot industrial development in Columbus, Ohio; and a 257,000 square foot expansion to an industrial development on our land in Atlanta, Georgia, all of which were 100 percent pre-leased. We also started two speculative industrial developments, totaling a combined 473,000 square feet in Houston, Texas.

•	Wholly-owned development projects under construction at March 31, 2014 consisted of 13 industrial projects totaling 4.9 million square feet, eight medical office projects totaling 397,000 square feet and two suburban office projects totaling 452,000 square feet, which were 81 percent pre-leased in the aggregate.

•	One 100 percent leased suburban office development totaling 200,000 square feet was placed in service. Additionally, three 100 percent pre-leased medical office projects totaling 193,000 square feet were placed in service.

Joint Venture Properties

•	Joint venture development projects under construction at March 31, 2014 consisted of two industrial projects totaling nearly 1.8 million square feet, which are 100 percent pre-leased.

Dispositions

•	Proceeds from property dispositions totaled $79 million during the quarter, of which $57 million was from the sale of two medical office assets totaling 180,000 square feet (100 percent occupied) and $18 million was from the sale of a nine-building portfolio of flex-industrial assets in Indianapolis totaling 439,000 square feet (95 percent occupied). The remaining proceeds were from our share of the sale of a 20 percent-owned suburban office property as well as from the sale of seven acres of undeveloped land.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The first quarter dividend will be payable May 30, 2014 to shareholders of record on May 15, 2014. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	May 15, 2014	May 30, 2014
Series K	DREPRK	$0.40625	May 15, 2014	May 30, 2014
Series L	DREPRL	$0.4125	May 15, 2014	May 30, 2014

Duke Realty Reports First Quarter 2014 Results

April 30, 2014

2014 Earnings Guidance

The company revised its previous Core FFO guidance for 2014 to a range of $1.12 to $1.18 per share, compared to previous guidance of $1.11 to $1.19 per share.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

Duke Realty Reports First Quarter 2014 Results

April 30, 2014

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at our ownership percentage.

A description of the properties that are excluded from the company’s same-property measure is included on page 22 of our March 31, 2014 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 154.1 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, May 1, 2014, at 3:00 p.m. EDT to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of

Duke Realty Reports First Quarter 2014 Results

April 30, 2014

words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation and Subsidiaries

Consolidated Statement of Operations

March 31, 2014

(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental and related revenue	$237,350	$209,879
General contractor and service fee revenue	55,820	47,404

	293,170	257,283

Expenses:
Rental expenses	50,267	38,861
Real estate taxes	32,467	29,040
General contractor and other services expenses	47,271	38,341
Depreciation and amortization	98,059	92,993

	228,064	199,235

Other operating activities:
Equity in earnings of unconsolidated companies	2,321	49,378
Gain on sale of properties	15,853	168
Gain on land sales	152	—
Undeveloped land carrying costs	(2,124)	(2,198)
Other operating expenses	(92)	(68)
General and administrative expenses	(14,694)	(13,145)

	1,416	34,135

Operating income	66,522	92,183

Other income (expenses):
Interest and other income, net	351	153
Interest expense	(55,257)	(57,181)
Acquisition-related activity	(14)	643

Income from continuing operations before income taxes	11,602	35,798
Income tax expense	(2,674)	—

Income from continuing operations	8,928	35,798

Discontinued operations:
Loss before gain on sales	(132)	(629)
Gain on sale of depreciable properties, net of tax	16,775	8,954

Income from discontinued operations	16,643	8,325
Net income	25,571	44,123
Dividends on preferred shares	(7,037)	(9,550)
Adjustments for redemption/repurchase of preferred shares	483	(5,932)
Net income attributable to noncontrolling interests	(334)	(598)

Net income attributable to common shareholders	$18,683	$28,043

Basic net income per common share:
Continuing operations attributable to common shareholders	$0.01	$0.06
Discontinued operations attributable to common shareholders	0.05	0.03

Total	$0.06	$0.09

Diluted net income per common share:
Continuing operations attributable to common shareholders	$0.01	$0.06
Discontinued operations attributable to common shareholders	0.05	0.03

Total	$0.06	$0.09

Duke Realty Corporation and Subsidiaries

Summary of EPS, FFO and AFFO

March 31, 2014

(Unaudited and in thousands, except per share amounts)

	2014			2013
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$18,683			$28,043
Less: dividends on participating securities	(645)			(688)

Net income per common share – basic	18,038	327,106	$0.06	27,355	314,936	$0.09
Add back:
Noncontrolling interest in earnings of unitholders	250	4,387		392	4,405
Other potentially dilutive securities		223			230

Net income attributable to common shareholders – diluted	$18,288	331,716	$0.06	$27,747	319,571	$0.09

Reconciliation to funds from operations (“FFO”)
Net income attributable to common shareholders	$18,683	327,106		$28,043	314,936
Adjustments:
Depreciation and amortization	98,264			99,780
Company share of joint venture depreciation and amortization	6,396			7,629
Gains on depreciable property sales, net of tax-wholly owned, discontinued operations	(16,775)			(8,954)
Gains on depreciable property sales, net of tax-wholly owned, continuing operations	(13,179)			(168)
Gains/losses on depreciable property sales – JV	165			(48,814)
Noncontrolling interest share of adjustments	(991)			(682)

Funds from operations – basic	92,563	327,106	$0.28	76,834	314,936	$0.24
Noncontrolling interest in income of unitholders	250	4,387		392	4,405
Noncontrolling interest share of adjustments	991			682
Other potentially dilutive securities		2,887			3,098

Funds from operations – diluted	$93,804	334,380	$0.28	$77,908	322,439	$0.24
Gain on land sales	(152)			—
Adjustments for redemption/repurchase of preferred shares	(483)			5,932
Acquisition-related activity	14			(643)

Core funds from operations – diluted	$93,183	334,380	$0.28	$83,197	322,439	$0.26

Adjusted funds from operations
Core funds from operations – diluted	$93,183	334,380	$0.28	$83,197	322,439	$0.26
Adjustments:
Straight-line rental income and expense	(6,701)			(5,891)
Amortization of above/below market rents and concessions	2,468			2,210
Stock based compensation expense	8,277			6,854
Noncash interest expense	1,602			2,310
Second generation concessions	(76)			(68)
Second generation tenant improvements	(7,461)			(7,859)
Second generation leasing commissions	(6,902)			(5,636)
Building improvements	(337)			(634)

Adjusted funds from operations – diluted	$84,053	334,380	$0.25	$74,483	322,439	$0.23

Duke Realty Corporation and Subsidiaries

Consolidated Balance Sheets

March 31, 2014

(Unaudited and in thousands)

	March 31, 2014	December 31, 2013
Assets:
Rental property	$7,096,174	$7,031,660
Less: accumulated depreciation	(1,422,986)	(1,382,757)
Construction in progress	277,400	256,911
Undeveloped land	570,718	590,052

Net real estate investments	6,521,306	6,495,866

Cash and cash equivalents	19,474	19,275
Accounts receivable	34,883	26,664
Straight-line rents receivable	126,387	120,497
Receivables on construction contracts, including retentions	27,833	19,209
Investments in and advances to unconsolidated companies	336,060	342,947
Deferred financing costs, net	33,764	36,250
Deferred leasing and other costs, net	462,176	473,413
Escrow deposits and other assets	205,480	218,493

Total assets	$7,767,363	$7,752,614

Liabilities and equity:

Secured debt	$1,077,468	$1,100,124
Unsecured notes	3,065,742	3,066,252
Unsecured line of credit	180,000	88,000
Construction payables and amounts due to subcontractors	72,695	69,391
Accrued real estate taxes	77,301	75,396
Accrued interest	36,468	52,824
Other accrued expenses	52,118	68,276
Other liabilities	138,602	142,589
Tenant security deposits and prepaid rents	50,307	45,133

Total liabilities	4,750,701	4,707,985

Preferred stock	428,926	447,683
Common stock and additional paid-in capital	4,653,199	4,624,228
Accumulated other comprehensive income	3,832	4,119
Distributions in excess of net income	(2,100,245)	(2,062,787)

Total shareholders’ equity	2,985,712	3,013,243

Noncontrolling interest	30,950	31,386

Total liabilities and equity	$7,767,363	$7,752,614